VERTEX ENERGY, INC. 8-K

Exhibit 3.1

       SECOND AMENDED AND RESTATED BYLAWS

OF

VERTEX ENERGY, INC.

a Nevada corporation

Originally adopted January 10, 2014;

Amended and Restated by the Board of Directors on April 26, 2019
and February 6, 2024

ARTICLE 1.

DEFINITIONS

1.1       Definitions. Unless the context clearly requires otherwise, in these Amended and Restated Bylaws:

(a)	“Articles of Incorporation” or “Articles” means the Articles of Incorporation of Vertex Energy, Inc., as filed with the Secretary of State of the State of Nevada and includes all amendments thereto and restatements thereof subsequently filed.

(b)	“Board” means the board of directors of the Company and/or an authorized Committee of the Board, as applicable.

(c)	“Bylaws” means these Second Amended and Restated Bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

(d)	“Company” means Vertex Energy, Inc., a Nevada corporation.

(e)	“Nevada Law” means the Nevada Revised Statutes, as amended from time to time.

(f)	“Section” refers to sections of these Bylaws.

(g)	“Stockholder” means stockholders of record of the Company.

1.2       Offices. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Company.

ARTICLE 2.

OFFICES

2.1       Principal Office. The Company may locate its principal office within or without the state of incorporation as the Board may determine.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

2.2       Registered Office. The registered office of the Company required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company. The Board may change the address of the registered office from time to time.

2.3       Other Offices. The Company may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.

ARTICLE 3.

MEETINGS OF STOCKHOLDERS

3.1       Annual Meetings. The Stockholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution, provided the Board may also determine that a virtual meeting of Stockholders by means of remote communication shall be held in addition to or instead of a physical meeting as permitted by Nevada law.

3.2       Special Meetings. The Board, the Chairman of the Board, the President or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Stockholders of the Company at any time for any purpose or purposes. Special meetings of the Stockholders of the Company may also be called by the holders of at least 30% of all shares entitled to vote at the proposed special meeting.

If any person(s) other than the Board or the Chairman call a special meeting, the request shall:

(i)	be in writing;

(ii)	specify the general nature of the business proposed to be transacted; and

(iii)	be delivered personally or sent by registered mail or by facsimile transmission to the Secretary of the Company.

(iv)	additionally, if the special meeting is called by Stockholders as provided above, the request shall include documentation sufficient to confirm the Stockholder(s) total ownership of shares entitled to vote at the proposed special meeting.

Upon receipt of such a request, the Board shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within ninety (90) days of receipt by the Secretary of the request therefor, and the Secretary of the Company shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in the notice to Stockholders of such meeting.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

3.3       Place of Meetings. The Stockholders shall hold all meetings at such places, within or without the State of Nevada, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with Chapter 78 of the Nevada Revised Statutes (“NRS”). Participation in such meeting constitutes presence in person at such meeting.

3.4       Notice of Meetings. Except as otherwise required by law, the Board or a committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless or, if the Stockholder has provided the Company his, her or its, email and authorization to be contacted via email, via email. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. If emailed, in accordance with the above, notice is given on the date the email is sent to the Stockholder at his, her or its email address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Company will maintain the list of Stockholders entitled to vote at the meeting.

3.5        Stockholder Proposals: Advance Notice and Director Nominations.

(a)        Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (C) by any Stockholder who (1) was a Stockholder of record at the time the notice provided for in this Section 3.5 is delivered to the secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.5 or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

(ii) Except for nominations that are included in the Corporation’s proxy statement for an annual meeting of Stockholders pursuant to Section 3.5(b), for any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 3.5(a)(ii)(C) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the secretary and must provide any updates or supplements to such notice at the times and in the forms required by this Section 3.5, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. To be in proper form, such Stockholder’s notice must:

(A)	as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (i) the name and record address of the Stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such Stockholder; (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (iv) any material interest of the Stockholder in such business; (v) a representation as to whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vi) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Company if elected, and (vii) any other information that is required to be provided by the Stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), and such other information regarding such person as may reasonably be requested by the Board of Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the listing requirements and rules of the exchange or market (including Nasdaq) on which the Corporation’s common stock is then traded (“Exchange Rules”). The notice shall also set forth, as to each person whom the Stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the to be nominated person. In addition, the Company may require the proposing Stockholder to furnish such other information as may be reasonably requested, including such information as would be necessary for the Company to determine whether the proposed nominee can be considered an independent director;

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

(B)       with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 3.6 of these Bylaws;

(C)        as to any other business that the Stockholder proposes to bring before the meeting, set forth (I) a brief description of the business desired to be brought before the meeting, (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (III) the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (IV) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14A of the Exchange Act; and

(D)        as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of stock which are owned beneficially and of record by such Stockholder and such beneficial owner, except that such Stockholder shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Stockholder has a right to acquire beneficial ownership at any time in the future, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that the Stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (VI) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding stock required under applicable law to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, (VII) a representation whether the Stockholder or the beneficial owner, if any, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act (and if so, such representation shall also include an undertaking that such Stockholder or beneficial owner will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (1) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (2) at least 40 calendar days before the annual meeting of Stockholders, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act), (VIII) a representation that the Stockholder has complied with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 3.5(a), (IX) any material pending or threatened legal proceeding in which such Stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (X) any other material relationship between such Stockholder, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (XI)  any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14A of the Exchange Act and the rules and regulations promulgated thereunder.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

The foregoing notice requirements of this Section 3.5(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The foregoing notice requirements of this Section 3.5(a) shall not apply to any proposal made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act.  A proposal to be made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act shall be deemed satisfied if the Stockholder making such proposal complies with the provisions of Rule 14a-8 and has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation and (y) whether the nominee would qualify as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation. The Corporation may also require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board of Directors or any committee thereof.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

(iii)        Notwithstanding anything in the second sentence of Section 3.5 (a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 3.5(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 3.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(iv)        Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the Corporation that such Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the Nomination shall be disregarded and no vote on the election of such proposed nominee shall occur, notwithstanding that the Nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, documentation reasonably satisfactory to the Corporation that the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act have been satisfied.

(c)       Special Meetings of Stockholders. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 3.5(a)(ii) of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 3.6 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

(d)       General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.5. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.5 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by Section 3.5(a)(ii)(D)(VI) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.5, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.5, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii) For purposes of this Section 3.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 3.5, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.5; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.5 (including clause (a)(ii)(C)) hereof and clause (b) hereof), and compliance with clauses (a)(ii)(C) and (b) of this Section 3.5 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(i) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 and/or Rule 14a-19 promulgated under the Exchange Act, as each may be amended from time to time). Nothing in this Section 3.5 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

(iv) A Stockholder providing notice of its intent to propose business or to nominate a person for election to the Board of Directors shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(v)        In addition, Stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

(vi)       Notwithstanding the foregoing provisions of this Section 3.5, a Stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, the Articles of Incorporation and these Bylaws with respect to any nomination, proposal or other matter set forth in this Section 3.5.

3.6	Submission of Questionnaire, Representation and Agreement.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 3.5 of these Bylaws), to the secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

3.7       Waiver of Notice. Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

3.8       Adjournment of Meeting. When the Stockholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

3.9       Quorum.  Except as otherwise required by law, the holders of 33 and 1/3% of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders.  In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that the minimum percentage of Stockholders for a quorum as provided by Nevada Law shall constitute a quorum, then, except as otherwise required by law, that percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

Votes cast shall include votes cast against any proposal and shall exclude abstentions and broker non-votes, provided that votes cast against any proposal, abstentions and broker non-votes shall be counted in determining a quorum at any meeting.

3.10       Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.

3.11       Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

3.12       List of Stockholders. At least 10 days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Company shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.

A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

3.13       Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

3.14           Voting of Shares.  Except as otherwise required by Nevada Law, the Articles of Incorporation or the Bylaws, (i) at all meetings of Stockholders for the election of directors, a plurality of votes cast shall be sufficient to elect such directors; (ii) any other action taken by Stockholders voting a majority of the votes cast on such matter at a meeting at which a quorum is present shall be valid and binding upon the Company, except that adoption, amendment or repeal of the Bylaws by Stockholders will require the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each Stockholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock shareholders.  The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation.  Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock.  Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock.  In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

Where a separate vote by a class or classes is required, 33 and 1/3% of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

3.15       Inspectors. At any meeting in which the Stockholders vote by ballot, the chairman may appoint one or more inspectors. Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company. An inspector need not be a Stockholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

3.16       Proxies. A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the Secretary of the meeting pursuant to the manner prescribed by law.

A proxy is not valid after the expiration of 13 months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 13 months) or limits its use to a particular meeting. Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.17       Action by Consent. Any action required to be taken at any annual or special meeting of Stockholders of the Company or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action that is the subject of the consent at a meeting in which each Stockholder entitled to vote on the action is present and votes, and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days (or such other period as provided by applicable law) of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, provided further that failure to provide such notice shall not effect the validity of such action.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

In the event of the delivery to the Company of a consent or consents in writing (“Consents”), the secretary of the Company, or such other officer of the Company as the Board may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by Stockholder consent as the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the Stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or replacement of one or more members of the Board, the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, under this section. If after such investigation the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of Stockholders and the Consents shall be filed in such records.

In conducting the investigation required by this section, the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

No action by written consent without a meeting shall be effective until such date as the secretary of the Company, such other officer of the Company as the Board may designate, or the Inspectors, as applicable, certify to the Company that the Consents delivered to the Company in accordance with this section, represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware law and the Certificate of Incorporation and Bylaws of the Company.

Nothing contained in this Section 3.16 shall in any way be construed to suggest or imply that the Board or any Stockholder shall not be entitled to contest the validity of any Consents or related revocations, whether before or after such certification by the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

3.18      Cumulative Voting. Cumulative voting is expressly forbidden.

3.19.     Telephonic or Virtual Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, meetings of the Stockholders may be held through the use of conference telephone or similar communications equipment (including, but not limited to video conferencing), email or instant mail as long as all members participating in such meeting can communicate with one another at the time of such meeting. Participation in such meeting constitutes presence in person at such meeting.

14/31
Second Amended and Restated Bylaws of
Vertex Energy, Inc.

3.20      Proxy Cards. Any Stockholder directly or indirectly soliciting proxies from other Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE 4.

BOARD OF DIRECTORS

4.1       General Powers. The Board shall manage the property, business and affairs of the Company.

4.2       Number. The number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board or majority Stockholders may determine by resolution from time to time.

4.3       Election of Directors and Term of Office. The Stockholders of the Company shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.4       Resignations. Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5       Removal. Stockholders holding 2/3 of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.

4.6       Vacancies. Any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause may be filled by a majority of the remaining directors, a sole remaining director, or the majority Stockholders. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.7       Chairman of the Board. At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

15/31
Second Amended and Restated Bylaws of
Vertex Energy, Inc.

4.8       Compensation. The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

4.9       Insuring Directors, Officers, and Employees. The Company may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Company, or on behalf of any person serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such company, whether or not the Company has the power to indemnify that person against liability for any of those acts.

ARTICLE 5.

MEETINGS OF DIRECTORS

5.1       Regular Meetings. The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.2       Place of Meetings. The Board may hold any of its meetings in or out of the State of Nevada, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3       Meetings by Telecommunications. The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

5.4       Special Meetings. The Chairman of the Board, the President (or any Vice President if the President is absent or unable or refuses to act), or any two directors then in office (not including the Chairman) may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Nevada as the place for the meeting.

5.5       Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by facsimile (with confirmation of delivery), email or in person before the date of the meeting, or as otherwise provided by law. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director. If emailed, notice is given on the date the email is sent to the member of the Board at his or her email address as it appears on the records of the Company. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

5.6       Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.7       Quorum. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice. No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors’ meeting.

5.8       Conduct of Business. The Board shall transact business in such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present. The directors shall act as a Board, and the individual directors shall have no power as such. At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President’s absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the Company shall act as Secretary of the Board of Directors’ meetings. When the Secretary is absent from any meeting or in the discretion of the Chairman, the Chairman may appoint any person to act as Secretary of that meeting.

5.9       Action by Consent. The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

5.10     Transactions with Interested Directors. Any contract or other transaction between the Company and any of its directors (or any corporation or firm in which any of its directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that director at the meeting during which the contract or transaction was authorized, and notwithstanding the directors’ participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Company at the time it is authorized and ratified, the interest of each director is known or disclosed to the Board of Directors, and the Board (or an authorized committee thereof) nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested directors present (or by authorized committee of the Board). Each interested director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

17/31
Second Amended and Restated Bylaws of
Vertex Energy, Inc.

ARTICLE 6.

COMMITTEES

6.1       Committees of the Board. The Board may designate, by a vote of a majority of the directors then in office, committees of the Board. The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2       Selection of Committee Members. The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3       Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise and except as the Board shall otherwise determine. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4       Authority. Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company’s seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws of the Company. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5       Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

6.6       Committees. All Committees and all powers provided to such Committees shall be consistent with Nevada Law, the Articles and the rules and regulations of the principal market or exchange on which the Company’s capital stock then trades.

ARTICLE 7.

OFFICERS

7.1       Officers of the Company. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, a Chief Financial Officer, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices.

7.2       Election and Term. The Board shall elect the officers of the Company. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.3       Compensation of Officers. The Board shall fix the compensation of all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.4       Removal of Officers and Agents. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5       Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.6       Bond. The Board may require by resolution any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7       President. The President shall be the chief operating officer of the Company and, subject to the Board’s control, shall supervise and direct all of the business and affairs of the Company. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

7.8       Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

7.9       Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, any president and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

The Chief Financial Officer may be the Treasurer of the Company.

7.10       Secretary. The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the Company to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company (unless maintained by a duly appointed Transfer Agent), (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him from time to time.

7.11       Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

7.12       Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

20/31
Second Amended and Restated Bylaws of
Vertex Energy, Inc.

7.13       Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

7.14       Other Officers. The Board may appoint, or empower the Chief Executive Officer, or any other duly appointed officer of the Company, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board, Chief Executive Officer, or other designated officer may from time to time determine.

7.15       Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.16       Action with Respect to Securities of Other Corporations. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

7.17       Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

7.18       Corporate Governance Compliance. Without otherwise limiting the powers of the Board set forth herein and provided that shares of capital stock of the Company are listed for trading on either the NASDAQ Stock Market (“NASDAQ”) or the New York Stock Exchange (“NYSE”)(including the NYSE MKT.), the Company shall comply with the corporate governance rules and requirements of the NASDAQ or the NYSE, as applicable.

ARTICLE 8.

CONTRACTS, DRAFTS, DEPOSITS AND ACCOUNTS, LOANS

8.1       Contracts. Except as otherwise provided in these Bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances.

21/31
Second Amended and Restated Bylaws of
Vertex Energy, Inc.

8.2       Drafts. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3       Deposits. The Treasurer shall deposit all funds of the Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

8.4       General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

8.5       Loans. Unless the Board shall otherwise determine, the Chairman of the Board or a Vice Chairman of the Board or the President or any Vice President, acting together with the Treasurer or the Secretary (as applicable, the “Authorized Officers”), may effect loans and advances at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual subject to the Borrowing Limit, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Company, but in making such loans or advances no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Company, except when authorized by resolution adopted by the Board. The “Borrowing Limit” shall be $5 million, subject to adjustment from time to time at the discretion of the Board. Notwithstanding the following sentence, (a) the Authorized Officers may request the Board to approve contracts for loans and indebtedness less than the Borrowing Limit in their sole discretion; and (b) the Board shall be required to approve any and all contracts for loans and indebtedness required to be approved by the Board pursuant to the Articles or federal or state law, as applicable, regardless of the Borrowing Limit.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

ARTICLE 9.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1       Certificates for Shares. Shares of the capital stock of the Company may be certificated or uncertificated, as provided under Nevada Law. Each Stockholder, upon written request to the Transfer Agent or registrar of the Company, shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board of Directors. The Secretary, Transfer Agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company. Any or all certificates may contain facsimile signatures. In case any officer, Transfer Agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, Transfer Agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, Transfer Agent, or registrar at the date of issue. The Secretary, Transfer Agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, Transfer Agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, Transfer Agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate.

9.2       Transfer of Shares. A holder of record of shares of the Company’s stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, Transfer Agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, Transfer Agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company’s stock makes a transfer of shares for collateral security, the Secretary, Transfer Agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Company or its Transfer Agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Company may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Company as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Company, its officers, Transfer Agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

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Second Amended and Restated Bylaws of
Vertex Energy, Inc.

9.3       Lost Certificates. The Board may direct the Secretary, Transfer Agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company’s stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.

9.4       Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Company. The Board may appoint or authorize any officer or officers to appoint one or more Transfer Agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5       Holder of Record. The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

9.6       Treasury Shares. Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

9.7       Consideration For Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles.

ARTICLE 10.

INDEMNIFICATION

10.1         Definitions. In this Article:

(a)       “Indemnitee” means (i) any present or former director, advisory director or officer of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

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(b)       “Official Capacity” means (i) when used with respect to a director, the office of director of the Company, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c)       “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

10.2       Indemnification. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (b) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

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10.3       Successful Defense. Without limitation of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 10.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

10.4       Determinations. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designated directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

10.5       Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

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10.6       Employee Benefit Plans. For purposes of this Article, the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

10.7       Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company’s Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise.

10.8       Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Company with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

10.9       Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, the Nevada General Corporation Law, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

10.10     Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of these Bylaws, (a) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 10.1 of this Article, (b) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with its terms by any act or failure to act on the part of the Company.

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10.11       Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 11.

TAKEOVER OFFERS

11.1       Takeover Offers. In the event the Company receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Company’s Stockholders, employees, customers, creditors and community in which it operates.

ARTICLE 12.

DIVIDENDS

12.1       General. The Board, subject to any restrictions contained in either (i) Nevada Law, or (ii) the Articles, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

12.2       Dividend Reserve. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE 13.

NOTICES

13.1       General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

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13.2       Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

13.3       Electronic Notice. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the Nevada Law, the Articles or these Bylaws, any notice to Stockholders given by the Company under any provision of Nevada Law, the Articles or these Bylaws shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i)              the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii)            such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the Transfer Agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the Stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notwithstanding the above, no notice by a form of electronic transmission shall be effective if prohibited by Nevada Law, the Articles or these Bylaws.

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13.4       Undeliverable Notices. Whenever notice is required to be given, under any provision of the Nevada Law, the Articles or these Bylaws, to any Stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Company a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Company is such as to require the filing of an amendment to the Articles with the Secretary of State of Nevada, the amendment need not state that notice was not given to persons to whom notice was not required to be given pursuant to Nevada Law.

ARTICLE 14.

MISCELLANEOUS

14.1       Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

14.2       Corporate Seal. The Board may provide for a suitable seal containing the name of the Company, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

14.3       Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Company.

14.4       Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

14.5       Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 14.4 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

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ARTICLE 15.

AMENDMENTS

15.1       Subject to the provisions of the Articles, the Stockholders or the Board may amend or repeal these Bylaws at any shareholders or directors meeting, subject to the voting and approval requirements of the shareholders and the directors, as applicable, set forth herein for general Company matters. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified.

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